Exhibit 99.1

                               [GRAPHICS OMITTED]

                            SELIGMAN NEW TECHNOLOGIES
                                     FUND II

                                Quarterly Booklet
                                 SEPTEMBER 2003

This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund II. Prospectuses contain more complete information, including expenses, fees, and additional risks. The Seligman New Technologies Fund II is closed to new investment. This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and should not be so construed. For the most recent available performance of the Fund, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783.

The Seligman New Technologies Fund II is a closed-end fund and shareholders are not able to redeem their shares on a daily basis. For more information about the limited liquidity available, please consult the offering prospectus.

Please keep in mind there is no guarantee as to the accuracy of market forecasts contained herein. Opinions, estimates and forecasts may be changed without notice. Past performance is not a guarantee of future results.

SELIGMAN NEW TECHNOLOGIES FUND II

      I.    PORTFOLIO MANAGER COMMENTARY

      II.   TOP PRIVATE HOLDINGS PROFILES

      III.  PERFORMANCE AND PORTFOLIO ANALYSIS

      IV.   INVESTMENT GROUP


2 of 16
SEPTEMBER 2003

                                PORTFOLIO MANAGER
                                   COMMENTARY

SELIGMAN NEW TECHNOLOGIES FUND II

      Manager Commentary

      Public Technology Market Analysis

      Primarily benefiting from increased spending by consumers and small- and mid-sized companies, the public technology markets have made significant gains over the past few quarters. In general, though, larger corporate buyers remain on the sidelines, continuing to wait for surer signs that the economic recovery has legs and tangible effects on their bottom lines.

      Going into the new year, we expect to again see the historical fourth quarter increase in tech spending, which should benefit most sectors of technology and especially software. Over the next 12 months, we expect to see some positive incremental drivers, but none that we believe will propel broad-based demand. These incremental drivers include the shift from desktop PCs to laptops, color screens and cameras going into cell phones, increased penetration of broadband to the home, security software spending, and the increased adoption of business intelligence tools within corporations. We expect enterprise IT budgets to grow between 0% and 2% in 2003, and predict mid-single-digit growth rates for 2004.

      Looking out longer-term, we believe two important potential growth drivers will be innovations in web services that would create an upgrade cycle for enterprise applications, and broader adoption of mobile computing, whether it be more powerful laptops, better wireless data connectivity, WiFi, or third-generation cellular. Taking into consideration the current slow-growth environment, however, we believe that this is all a few years down the line.

      Near-term, we will continue to seek reasonably valued companies that have strong products and management teams that we believe have the potential to generate double-digit earnings and cash flow growth. We believe many of these companies can be found in Software, which is a space we have been concentrating on for some time now. These include innovative companies in electronic design automation, enterprise computing, security software, and business intelligence tools.

      We believe we are finally seeing the potential for improvement in the IT services sector. Engagements for systems integration and consulting projects are starting to pick up, and pricing is beginning to flatten out. We're also seeing rapid demand growth in business process outsourcing. This includes human resource and accounts payable outsourcing. Additionally, we continue to favor those processing services companies that have strong market positions and can take advantage of the economic upturn. This would include credit card and financial services processors.

      Over the past 12 months, we've been increasing our exposure to medical technology companies, particularly companies with exposure to the consolidating lab testing market and medical instrument manufacturers. We have found that within this area we can purchase companies with potentially better sustainable growth rates at more reasonable prices than we can in many traditional sectors of technology.

      We are still cautious on semiconductors and semiconductor capital equipment, though companies with exposure to notebook PCs have become more attractive. We believe semiconductor capital equipment stocks in particular are overpriced, especially in light of the fact that many vendors have been unable to price newer production equipment with significantly improved capabilities higher than previous-generation equipment. We conclude from this that the peak of the current semiconductor cycle will be lower than that of the previous cycle.

      With the exception of companies that have exposure to the percolating enterprise market, we remain on the fence concerning communications equipment. While the industry has seen some top-line growth through restructuring, we are looking for increases in earnings and cash flow, which to-date has not been compelling.

      Outside of select printer manufacturers, we are not optimistic about hardware. While we do see a bump in average selling prices as PC sales shift to notebooks, we believe this will be mitigated by the cannibalization of the desktop market.

4 of 16
SEPTEMBER 2003

SELIGMAN NEW TECHNOLOGIES FUND II

      Private Technology Market Analysis

      The public markets, and technology stocks in particular, seem to be telling us that the investment environment is improving. Many tech stocks are up significantly for the year, and publicly reported operating results appear to be improving as well. But more important for the sectors we typically invest in, the purse strings for IT purchases appear to be loosening. The current state of private investment, however, suggests that these positive public market developments have yet to filter down into the venture world. By numerous measures, the venture industry and its portfolios are still feeling severe aftershocks from the burst of the tech bubble in 2001.

      While investors have begun to buy initial offerings again, it has been primarily from profitable companies with annual revenues well above the range of most private companies. Merger activity and merger valuations have improved, but only in a few sectors. Recent industry studies show that overall merger activity was actually below year-earlier levels in the second quarter of 2003, and that the amount paid by a buyer was, on average, less than the total current investment in the target company.

      In this environment, venture firms are viewing new investments cautiously. Industry reports show venture assets invested in the first half of 2003 are at their lowest level since 1997, and net commitments to venture firms at their lowest level since 1993. One result of this slow investment pace is that the "overhang" of dollars committed to venture firms that has yet to be invested is being put to work slowly. By many estimates, that overhang is currently over $75 billion, which could take a long time to exhaust at the low per annum net investment rates we expect over the next few years.

      Under pressure to invest somewhere, yet faced with few compelling new opportunities, many venture firms are funneling money back into existing investments, good or bad. Because of this, we believe many industry sectors are hamstrung with startups that will likely not succeed, yet refuse to concede defeat and close their doors. These "walking dead" make life harder for the few likely survivors, underselling them out of desperation and perpetuating confusion among investors.

      Most important is the effect this has on potential corporate IT buyers, who continue to be wary of committing dollars to private vendors. There lies the conundrum -- without an increase in IT spending, many private tech vendors will not reach profitability and stability, while managers of IT budgets will look to established vendors, unwilling to wager their futures on companies that may not be around in a year.

      So, in our opinion, until private vendors once again have real access to public financing, and until more weak competitors are shaken out, we will likely not see a significant improvement in the private tech market.

      Venture Capital Pricing Policy

      J. & W. Seligman & Co. Incorporated (the "Manager") will change the fair value of a security in the portfolio based on an analysis of the information available to it. In particular, in determining fair value, the Manager places great emphasis on the financial and business condition of the venture capital companies relative to their respective business plans. In addition to changes resulting from analysis of the venture capital company's success in meeting its model, the Manager will review the fair value of a security when the Manager becomes aware of new information (whether internal or external to the venture capital company) affecting the venture capital company's ability to generate shareholder value.


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

                                   TOP PRIVATE
                                HOLDINGS PROFILES

SELIGMAN NEW TECHNOLOGIES FUND II

      Top 10 Private Holdings (as of 9/30/03)

      TruSecure Corp.

      ------------------------------------------------
      Headquarters: Herndon, VA
      Founded: 1989
      www.trusecure.com
      Industry/Sector: Digital Enabling Technologies
      ------------------------------------------------

      Company Description:

            TruSecure helps organizations ensure the security of critical business information assets.

            TruSecure is a security intelligence and services provider, offering enterprise risk management services. TruSecure's blend of proactive risk reduction with real-time security management, monitoring and response helps assure continuous security of critical business information assets.

            TruSecure assists more than 700 customer sites in over 30 countries around the world with operations in North America, Central America, Europe, and Asia Pacific. TruSecure provides a comprehensive suite of services - Security Assurances Services, Enhanced Services, and Managed Security Services - that help organizations pragmatically manage risk. Their methodology combines a comprehensive framework that intelligently integrates proactive risk reduction strategies with real-time security management technologies.

      MarketSoft Corporation

      ------------------------------------------------
      Headquarters: Lexington, MA
      Founded: 1998
      www.marketsoft.com
      Industry/Sector: Digital Enabling Technologies
      ------------------------------------------------

      Company Description:

            MarketSoft provides solutions that potentially drive new sources of revenue by connecting marketing activity with sales results. MarketSoft offers vertical industry solutions to help companies better acquire, cross sell, and retain customers. These solutions are built on an innovative distributed architecture specifically designed for the extended enterprise and an award-winning product platform that potentially increases marketing effectiveness, reduces operating costs, accelerates revenue conversion, and improves visibility across organizational boundaries.

            MarketSoft facilitates potential revenue growth by organizing and automating the business processes between Marketing, Customer Service, Sales, business lines and delivery channels according to each of their customer's business rules.

            MarketSoft's acquisition, cross sell and retention solutions are built upon a Demand More Revenue(TM) suite and powered by their distributed rules engine platform.

            MarketSoft clients employ the DemandMore*Revenue(TM) suite as a complete revenue process management solution for customer acquisition, cross sell, and retention. It automates all processes associated with revenue creation and is comprised of the following products that share a common distributed rules engine:

            DemandMore*Leads: Lead management from capture to closure. Provides a general management solution for all leads, including campaign leads and inquiries.

            DemandMore*Triggers: End-to-end, event-based trigger management Detects customer "readiness to act" from daily transaction streams and life events, generating relevant customer outreach opportunities. Provides a complete revenue process management capability to close these time-sensitive revenue opportunities.

            DemandMore*Referrals: End-to-end, referral management Provides an integrated solution for creation, collaboration and management of cross-enterprise referrals so that cross-business revenue opportunities can potentially be captured and realized.

            DemandMore*Metrics: A control panel for revenue measurement A decision support platform and toolset providing measurement and visibility throughout the revenue management process.

            MarketSoft has over 45 Fortune 1000 clients largely from Financial Services and High Tech. Ten of their customers are repeat buyers. Six have purchased three or more solutions from MarketSoft.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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SEPTEMBER 2003

SELIGMAN NEW TECHNOLOGIES FUND II

      GMP Companies, Inc.

      ------------------------------------------------
      Headquarters: Fort Lauderdale, FL
      Founded: 1999
      www.gmpcompanies.com
      Industry/Sector: Other -- Medical Technologies
      ------------------------------------------------

      Company Description:

            GMP Companies, Inc. is a global healthcare company that seeks to acquire, develop and commercialize medical technologies. These technologies are typically licensed from academic medical centers, individual inventors, research institutions and partner companies. Through the Company's two areas of focus, medical technology and biotechnology, it is developing and commercializing various medical products relating to the treatment and care of patients with medical conditions including diabetes, glaucoma, genetic diseases, cardiovascular diseases, cancer, immunologic diseases and neurologic disorders.

            The Company has established a fully integrated infrastructure that offers each business unit a direct connection to resources and expertise that spans medicine, science, engineering, law, business and more. The Company's approach reduces the organizational, administrative and financial burdens on individual business units, freeing innovators to concentrate on their research activities. Using a "research bench to patient" approach attempts to ensure that every aspect of the process is shepherded by experts in each functional area, which the Company believes increases the probability of success.

      far blue PLC

      ------------------------------------------------
      Headquarters: London, United Kingdom
      Founded: 2000
      www.farblue.com
      Industry/Sector: Fund of Funds
      ------------------------------------------------

      Company Description:

            far blue is an Advisory and Investment boutique focusing on growth companies or companies with strong intellectual property.

            Advisory

            Corporate Finance: far blue's track record in raising capital for clients has included mandates from GBP (pound) 1 million to over GBP (pound) 20 million across a range of sectors including technology, consumer electronics, medical devices and software. They also advise on IPO, M&A and other exit strategies.

            Research and Due Diligence: far blue completes commercial and technical due diligence on behalf of investors based on its experience of building, running and selling international companies. Due diligence can be completed around a new or existing investment.

            Intellectual Property Management & Exploitation: far blue advises both small companies and multi-nationals in the management and exploitation of their intellectual property portfolios including patents, copyright, trademarks and know-how.

            Business solutions: far blue provides a range of other services. They help companies develop robust strategies as well as prepare investor ready business plans and provide startup and interim management as well as turnaround support.

            Investment/Venture Capital

            Founded in 2000, far blue has invested over GBP (pound) 4 million in early stage companies, led investment rounds of over GBP (pound) 20 million and advised on both equity and debt transactions valued at over GBP (pound) 30 million.

            far blue develops intellectual property rights and builds companies and industrial groups around those rights and new business models. They look to establish or acquire companies with certain core areas of expertise including data storage and data networking, that they can build and grow, either organically or through acquisition. They also create their own companies around intellectual property far blue either owns or acquires.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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SEPTEMBER 2003

SELIGMAN NEW TECHNOLOGIES FUND II

      Vividence Corporation

      ------------------------------------------------
      Headquarters: San Mateo, CA
      Founded: 1998
      www.vividence.com
      Industry/Sector: Digital Enabling Technologies
      ------------------------------------------------

      Company Description:

            Vividence is a provider of customer experience market research. Leveraging proprietary technology and comprehensive research panels, Vividence attempts to capture a complete picture of users' behaviors, thoughts and attitudes online. Their custom research provides insights and recommendations for businesses acquiring, converting, or serving customers through the web. Their vertical-focused, syndicated research provides comparative data on industry trends and best practices.

            Vividence's customer experience evaluation methodology intercepts live users or sends actual or target customers to any Web site. Participation takes place in the users' natural environment. Panelists use the Vividence Connector and Internet Explorer browser to accomplish specific tasks on the site(s), answering questions and offering spontaneous qualitative feedback. Vividence collects qualitative, quantitative and behavioral data and delivers performance metrics via CustomerScope(TM), a web-based reporting and analysis tool.

            Vividence technology can be used to evaluate a client's beta or live site - or a competitor's live site - all without IT involvement or software installations. Clients can use Vividence tools directly or leverage custom or syndicated research programs. A typical custom evaluation includes a sample of 200 to 800 users, consisting of either a client's actual customers or target members of the 160,000-person Vividence Research Panel. Vividence consultants interpret site performance metrics, making recommendations for high-impact improvements. A typical syndicated study spans multiple websites, gathering feedback from thousands of users to draw robust industry conclusions.

            More than 250 customers, and more than 100 of the Fortune 1000 use Vividence.

      Asia Internet Capital Ventures, L.P.

      ------------------------------------------------
      Headquarters: Hong Kong, China
      Founded: 1999
      Industry/Sector: Fund of Funds
      ------------------------------------------------

      Company Description:

            Asia Internet Capital Ventures L.P. ("AICV") is a venture capital fund organized under Delaware law. It was established in September 1999 and is focused on eLogistics, Multimedia, Technology and financial services in Asia. Professionals at the company believe that the future of the Greater China Region (China, Taiwan and Hong
            Kong) will be positive, especially taking into account the long-term growth opportunities associated with China's entry to the WTO. Its joint venture partners are Shanghai Municipal Governments' Venture Capital subsidiary and Fudau University.

      Blue Pumpkin Software, Inc.

      ------------------------------------------------
      Headquarters: Sunnyvale, CA
      Founded: 1997
      www.bluepumpkin.com
      Industry/Sector: Digital Enabling Technologies
      ------------------------------------------------

      Company Description:

            Blue Pumpkin offers workforce optimization solutions. The integrated Blue Pumpkin Workforce Optimization Suite enables companies to establish measurable goals, develop long-term staffing plans, deploy resources, manage employee performance, evaluate the results, and implement on-going improvements. Addressing a broad range of key business challenges with both technology and professional services, the Company seeks to help their customers achieve higher profitability, increased customer satisfaction, and improved employee productivity.

            Founded in 1997 and rated on the 2002 Inc 500 list as the fifth fastest-growing private company in America, Blue Pumpkin solutions continue to deliver proven value and high ROI to more than 1,000 organizations worldwide. Their customers include many Global 2000 companies from several market sectors including financial services, outsourcers, communications, travel, technology, manufacturing, consumer goods, utilities, healthcare, and government.

      Nextest Systems Corp.

      ------------------------------------------------
      Headquarters: San Jose, CA
      Founded: 1997
      www.nextest.com
      Industry/Sector: Other
      ------------------------------------------------

      Company Description:

            Nextest Systems Corporation is a low-cost provider in the design and manufacturing of Automatic Test Equipment for non-volatile memory, micro-controllers, ASIC and system-on-a-chip semiconductors. The Company's products address the growing demand for increased speeds, reliability, functionality and capacity, while reducing time to market and the cost of test. Nextest has over 900 systems installed worldwide with over fifty customers.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


9 of 16
SEPTEMBER 2003

SELIGMAN NEW TECHNOLOGIES FUND II

            Nextest Systems' research and development, marketing, worldwide sales, customer support, and manufacturing are located in San Jose, California, at the heart of the Silicon Valley. The Company addresses its customer base with a combination of direct sales efforts augmented by use of manufacturer's representatives. Manufacturing is extensively subcontracted to outside suppliers, providing Nextest with the production capacity and flexibility to handle customer requirements.

      GrandBanks Capital

      ------------------------------------------------
      Headquarters: Newton Center, MA
      Founded: 2000
      www.grandbankscapital.com
      Industry/Sector: Fund of Funds
      ------------------------------------------------

      Company Description:

            GrandBanks Capital (GBC) was co-founded and sponsored by SOFTBANK Corp. and Mobius Venture Capital (formerly SOFTBANK Venture Capital) to support their early-stage investment activities on the east coast. With headquarters outside Boston and an office in New York City, GBC possesses extensive experience in information technology, Internet and communications, media and financial services, and semiconductor technologies, having funded and managed many companies.

            GrandBanks Capital invests in early stage companies located primarily in the eastern part of the United States and operating principally in the areas of Internet infrastructure, software and software services, security and storage applications, media technologies and services, financial technologies and services, and wireless technologies and services.

      Catena Networks, Inc.

      ------------------------------------------------
      Headquarters: Kanata, Ontario, Canada
      Founded:  1998
      www.catena.com
      Industry/Sector: Broadband and Fiber Optics
      ------------------------------------------------

      Company Description:

            The Company builds integrated broadband access systems that enable service providers to deploy voice, data and video services - over both copper and fiber infrastructures - and migrate to packet-based architectures. These solutions include the Catena CNX-5 Broadband DSL System, the Catena CN1000 Broadband Loop Carrier, and the Catena CN1000FX Fiber-to-the-X solution suite.

            Catena's customers are incumbent local exchange carriers (ILECs) and independent operating companies (IOCs) in North America; Postal Telephone and Telegraph operators (PTTs) internationally; and other service providers worldwide that want to deliver voice and broadband services over copper and fiber infrastructures.


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SEPTEMBER 2003

                                 PERFORMANCE AND
                               PORTFOLIO ANALYSIS

SELIGMAN NEW TECHNOLOGIES FUND II

Performance & Portfolio Analysis (9/30/03)

New Technologies Fund II   Inception Date: 06/22/2000

Portfolio Returns

                                                                        Goldman
                                                          Goldman        Sachs
                                              Fund         Sachs        Blended
                                           Performance   Tech Index     Index(1)
--------------------------------------------------------------------------------
Cumulative Total Return Since Inception      -82.2%        -66.4%        -72.7%
--------------------------------------------------------------------------------
Average Annual Return Since Inception        -41.0%        -28.3%        -32.7%
--------------------------------------------------------------------------------
One Year Total Return                          8.0%         66.0%        101.6%
--------------------------------------------------------------------------------
YTD Total Return                              26.4%         35.7%         59.6%
--------------------------------------------------------------------------------

Sector Analysis (% of NAV)

                                             Public        Private        Total
--------------------------------------------------------------------------------
Broadband and Fiber Optics                     1.2%          1.9%          3.1%
--------------------------------------------------------------------------------
Digital Enabling Technologies                  7.8%         10.7%         18.5%
--------------------------------------------------------------------------------
Enterprise Business Infrastructure            20.0%          0.6%         20.6%
--------------------------------------------------------------------------------
Internet Business-to-Consumer                  2.2%          0.0%          2.2%
--------------------------------------------------------------------------------
Wireless                                       1.4%          0.5%          1.9%
--------------------------------------------------------------------------------
Other                                         45.9%          7.8%         53.7%
--------------------------------------------------------------------------------
Total                                         78.5%         21.5%        100.0%
--------------------------------------------------------------------------------

Top Holdings

Top 10 Public Holdings
(Represents 22.1% of Net Assets)
--------------------------------------------------------------------------------
Symantec
--------------------------------------------------------------------------------
Synopsys
--------------------------------------------------------------------------------
Microsoft
--------------------------------------------------------------------------------
Lexmark International
--------------------------------------------------------------------------------
Laboratory Corporation of America Holdings
--------------------------------------------------------------------------------
Printcafe Software
--------------------------------------------------------------------------------
SunGard Data Systems
--------------------------------------------------------------------------------
Autodesk
--------------------------------------------------------------------------------
Computer Associates International
--------------------------------------------------------------------------------
Amdocs
--------------------------------------------------------------------------------

Top 10 Private Holdings
(Represents 18.9% of Net Assets)
--------------------------------------------------------------------------------
TruSecure
--------------------------------------------------------------------------------
MarketSoft
--------------------------------------------------------------------------------
GMP Companies
--------------------------------------------------------------------------------
far blue
--------------------------------------------------------------------------------
Vividence
--------------------------------------------------------------------------------
Asia Internet Capital Ventures
--------------------------------------------------------------------------------
Blue Pumpkin Software
--------------------------------------------------------------------------------
Nextest Systems
--------------------------------------------------------------------------------
GrandBanks Capital
--------------------------------------------------------------------------------
Catena Networks
--------------------------------------------------------------------------------

Venture Capital Advance/Decline Information(2)
Since 6/30/03                                                 # of Co's
--------------------------------------------------------------------------------
Advancing Issues                                                      5
--------------------------------------------------------------------------------
Declining Issues                                                     12
--------------------------------------------------------------------------------
Active Investments(3)                                                30
--------------------------------------------------------------------------------

Venture Capital Liquidity Events
Completed IPOs Since Inception                                        2
--------------------------------------------------------------------------------
Companies Acquired by
Third Party Since Inception                                           7
--------------------------------------------------------------------------------
Companies Currently in
SEC Registration                                                      0
--------------------------------------------------------------------------------
Total Private Investments
Since Inception                                                      44
--------------------------------------------------------------------------------
Failed Investments(4)                                                12
--------------------------------------------------------------------------------


Venture Capital Private Funding Analysis                   Percent of Net Assets
--------------------------------------------------------------------------------
Private Securities                                                 21.5%
   Private Securities Funded to Break-Even(5)                      18.2%
   Private Securities Subject to Financing Risk(6)                  3.3%
--------------------------------------------------------------------------------
Average Months Remaining Cash for Operations
(for Private Securities Subject to Financing Risk)                  8.4
--------------------------------------------------------------------------------

See footnotes on page 13. This page and the information contained herein cannot be reviewed, discussed or shown unless accompanied by the footnotes contained on page 13 of this Quarterly Booklet.


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SEPTEMBER 2003

SELIGMAN NEW TECHNOLOGIES FUND II

      Footnotes

      Past performance is no guarantee of future results.

      The Seligman New Technologies Fund IIis a closed-end fund and shareholders are not able to redeem their shares on a daily basis.

      Returns for the Fund assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value and with the effect of the initial 5.2% maximum sales charge. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Fund involves investment risks, including the possible loss of principal.

      For more information, including a Private Placing Memorandum that contains information about fees, expenses and risks, please contact your financial advisor. An investment in the Fund may only be made on the basis of a Private Placing Memorandum.

      The Fund is actively managed and its respective holdings are subject to change.

      The Fund invests primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. Additionally, such stocks may be subject to increased government regulation and offer limited liquidity. Investments concentrated in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments. The stocks of smaller companies may be subject to above-average market price fluctuations. Please consult the Fund's Private Placing Memorandum for more information about risk.

      Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

      (1) The Goldman Sachs "Blended" Index is an index created by J. & W. Seligman & Co. Incorporated ("Seligman"), the Funds' manager, using four of the six sub-indices within the Goldman Sachs Technology Index. The Blended Index consists of a twenty-five percent equal weighting in the following Goldman Sachs Technology Index sub-indices: Goldman Sachs Software Index (Symbol: GSO); Goldman Sachs Internet Index (Symbol: GIN); Goldman Sachs Multimedia Networking Index (Symbol: GIP); and Goldman Sachs Semiconductor Index (Symbol: GSM). The Manager selected these four sub-indices because, in its view, they better represent the sectors within the technology industry in which the Funds primarily invest. The Funds' holdings, however, are not evenly weighted among these four sectors, and the weightings of the holdings of either or both Funds may differ significantly among these sectors. Material investments have been and may be made outside these sectors. The Funds are actively managed and their holdings are subject to change.

      (2) An advancing issue is a company whose valuation has increased since the last reporting period for reasons including, but not limited to, new rounds of financing, revised financial projections, exchange rate fluctuations and exceeding performance expectations. Similarly, a declining issue is one whose valuation has decreased since the last reporting period.

      (3) Includes companies that are funded to break-even (see footnote 5), not funded to break-even (see footnote 6), failed investments that have not declared bankruptcy (see footnote 4), fund of fund investments, and public holdings originated from private investments.

      (4) Includes those companies that have filed for bankruptcy and those companies that Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

      (5) Seligman evaluates each private company in the portfolio and determines whether, in its view, a company may reach break-even/profitability with existing capital. If a company is classified as "Funded to Break-Even" it means that it is able, in the opinion of Seligman, to fund its operations without additional outside financing. That determination may differ significantly from the view of the company itself and from actual results. There can be no assurances that such companies will actually break-even or remain or become profitable.

      (6) Those companies that, in the opinion of the Seligman, do not currently have sufficient capital to reach break-even.

      This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund II. Prospectuses contain more complete information, including expenses, fees, and additional risks. The Fund is closed to new investment. For the most recent available performance of the Fund, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783.


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SEPTEMBER 2003

                                INVESTMENT GROUP

SELIGMAN NEW TECHNOLOGIES FUND II

[PHOTO]

Thomas Hirschfeld

Managing Director
(New York)

Joined Seligman: 2001

Investment Experience: 14 years

Co-Portfolio Manager for Seligman New Technologies Fund and Seligman New Technologies Fund II and Seligman New Technologies Venture Fund and Seligman New Technologies Venture Fund II. Heads Seligman's Venture Capital effort.

Prior Experience:

General Partner, Patricof & Co. Ventures. Vice President, Investment Banking at Salomon Brothers. Assistant to the Mayor of New York City.

Education:

BA (Classics) - Harvard; MA (Economics, Politics) - Oxford

Private Industry Coverage:

Software (Mainframe/ Platform/ Utilities, Applications/ Security)

[PHOTO]

Richard M. Parower, CFA

Senior Vice President (New York)

Joined Seligman: 2000

Investment/Industry Experience: 9 years

Co-Portfolio Manager for Seligman New Technologies Fund and Seligman New Technologies Fund II and Seligman New Technologies Venture Fund and Seligman New Technologies Venture Fund II. Also co-manages Seligman Global Technology Fund.

Prior Experience:

Senior Analyst covering Global IT at Citibank Global Asset Management. Senior Analyst with Montgomery Asset Management. Securities Analyst with GT Capital Management and Cowen Asset Management.

Education:

BA (Economics) - Washington University; MBA (Finance/International Business) - Columbia

Public Industry Coverage:

Software (Applications & Security), TechnologyServices (IT Services/ Consulting/Data Processing)

[PHOTO]

Greg Cote

Vice President/
CFO - Venture Capital
Investments (California)

Joined Seligman: 1999

Investment Experience: 11 years

Prior Experience:

Vice President, Venture Bank (div. of PNC). High-tech loan group, Comerica. CFO, Microsystems Development Corp.

Education:

BS (Economics) - University of Michigan; MBA (Marketing) summa cum laude - UCLA

Private Industry Coverage:

Software, Wireless

[PHOTO]

Vishal Saluja

Senior Vice President (California)

Joined Seligman: 2000

Investment/Industry Experience:11 years

Prior Experience:

Vice President, focusing on late-stage venture capital technology investments, Franklin Templeton Group. Engagement Manager focusing on financial services industry at McKinsey & Co.

Education:

BS (Finance) summa cum laude / BAS (Applied Science) - University of Pennsylvania/Wharton and School of Engineering; MBA - Stanford

Private Industry Coverage:

Networking, Wireline Equipment

Public Industry Coverage:

Wireline Equipment, Electronic Design Software, Semiconductors (Communications
ICs)


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SELIGMAN NEW TECHNOLOGIES FUND II

[PHOTO]

Ajay Diwan

Senior Vice President (California)

Joined Seligman: 2001

Investment Experience: 13 years

Prior Experience:

Senior analyst covering data networking, optical, and wireless industries at Goldman Sachs; analyst covering data networking at PaineWebber.

Education:

BS (Electrical Engineering and Applied Physics) - Case Western Reserve; MBA (Finance) - Columbia

Private Industry Coverage:

Networking, Wireline Equipment, Data Storage, Semiconductor Capital Equipment

Public Industry Coverage:

Networking, Wireless and Wireline Equipment, Data Storage, Semiconductor Capital Equipment

[PHOTO]

Lauren Wu

Assistant Vice President
(California)

Joined Seligman: 2001

Investment Experience: 5 years

Prior Experience:

Associate, Wasserstein Ventures. Associate, Financial Sponsors Investment Banking at Merrill Lynch. Business Analyst at McKinsey & Co.

Education:

BS (Industrial Engineering Wilson Medal Scholar) - University of Toronto; MBA (Financial Management) - MIT/Sloan

Private Industry Coverage:

Generalist

[PHOTO]

Sangeeth Peruri

Assistant Vice President
(California)

Joined Seligman: 2000

Investment Experience: 3 years

Prior Experience:

Analyst, Technology Investment Banking group at Morgan Stanley.

Education:

BA (Economics) Phi Beta Kappa - Brown. Rotary Scholarship, Henry Martyn Institute in Hyderabad, India.

Private Industry Coverage:

Semiconductors, Computers and Peripherals, Networking, Wireline Equipment

Public Industry Coverage:

Semiconductors


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